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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated January 31, 2000 relating to the financial statements and financial statement schedule of Actionpoint, Inc., (formerly Input Software, Inc.) which appears in Input Software, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.

PricewaterhouseCoopers LLP

San Jose
July 7, 2000



                                      /s/ PricewaterhouseCoopers LLP